Exhibit 99.1

   BRIGHAM EXPLORATION ANNOUNCES BAKKEN PROJECT, APPARENT LOWER FRIO DISCOVERY
                         AND PROVIDES OPERATIONAL UPDATE

    AUSTIN, Texas, Nov. 2 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) today announced the acquisition of approximately 46,000 net acres in the Bakken play of North Dakota, significantly increasing its acreage position in non-conventional oil and gas plays to complement its ongoing successful conventional exploration and development program. Brigham also announced another apparent discovery in the Lower Frio with its first test in its Alamo joint venture, the Imhoff #1.

    North Dakota and Montana Bakken Play -- Brigham has closed on the $4.6 million acquisition of approximately 46,000 net acres in the Bakken play located in 126 sections in northwestern North Dakota. Brigham has acquired a 100% working interest in the Bakken formation within the acreage, and with success, between 63 and 126 wells could be drilled to fully develop the acreage. Depth of the Bakken objective in the area is approximately 11,000 feet, with horizontal lateral extensions of 4,000 to 9,000 feet estimated to cost between $3.5 and $4.0 million.

    This is an extension of ongoing Bakken activity in Richland County, Montana, approximately 20 to 40 miles to the west. In this area, 227 Bakken wells in a 324 square mile area have generated average initial production rates of 345 barrels of oil per day, average cumulative production to date of 112,000 barrels of oil per well, and estimated ultimate recoveries of approximately 376,000 barrels of oil per well.

    Bud Brigham, the Chairman, President and CEO stated, "Given current commodity prices and the associated margins, combined with our significant recent drilling successes, we believe that our conventional program is generating strong returns on our drilling investments. Furthermore, the current commodity price outlook, together with technological advancements in drilling and completions, have also provided us with the opportunity to complement our successful conventional program by adding a substantial inventory of potentially low risk and predictable drilling projects. Earlier this year we undertook an internal initiative to evaluate numerous emerging non-conventional domestic plays, with the goal of building a diverse and attractive inventory of non-conventional projects to balance out our very successful, but by its nature sometimes less predictable, conventional program."

    Brigham further stated, "To date we've assembled acreage covering up to 239 potential drilling locations in non-conventional plays. Of these, we previously announced plans to commence drilling two additional Granite Wash wells later this year or early in 2006, and we intend to commence our first Bakken well as early as late this year. For 2006 and beyond, we expect our non-conventional drilling program to be incremental to our growing investments in our successful conventional program, possibly representing up to 25% of our 2006 capital expenditures."

                                          Approximate                     Potential
     Non-Conventional Play     Basin        Acreage      Est. Spacing     Locations
     ---------------------   ----------   ------------   ------------   --------------
     Granite Wash             Anadarko     4,000 acres    40 acres      82 gross/57
                                                                             net
     Barnett Shale           Fort Worth    5,000 acres   160 acres      31 gross/31
                                                                             net
     Bakken                   Williston   46,000 acres   640 acres      126 gross/72
                                                                             net

    Apparent Lower Frio Discovery -- Brigham is currently completing the Imhoff #1, Brigham's first test in the company's Alamo Project. Brigham operates and retains a 75% working interest in the Imhoff #1, with Sempra Energy Production Company as a participant with a 25% working interest. Based on wireline log analysis, the Imhoff #1 encountered approximately 24 feet of apparent pay in various Lower Frio intervals. With a successful completion, one to two offsets could be drilled to fully develop the discovery. Brigham is currently utilizing this same drilling rig to commence another high reserve potential test in its Alamo Project, the B.K. Dillard #1. Results for the B.K. Dillard #1 are expected in December.

   SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO
                                      DRILL

     Well                 Objective  Category   WI%   NRI   Status / Comments
     ------------------   ---------  --------  ----   ---   --------------------------
     Imhoff #1            Lwr Frio     Exp      75%   56%   Encountered approximately
                                                            24' of apparent net pay,
                                                            currently completing
     Wright #2            Springer     Exp     100%   75%   Springer produced 1.5
                                                            Mmcfed after stimulation,
                                                            hooking up to sales, 33'
                                                            of shallower apparent pay
                                                            behind pipe
     Hajek #1             Springer     Exp      28%   23%   Completing, encountered
                                                            27' apparent Springer pay
     Fondren #1           Lwr Frio     Dev      72%   59%   Noncommercial, temporarily
                                                            abandoned, possible future
                                                            sidetrack
     Grisham #1           Lwr Frio     Dev      50%   40%   Approximately 94' of
                                                            apparent Lower Frio pay;
                                                            due to gas flow into well
                                                            bore, additional cementing
                                                            operations delayed
                                                            completion to sales
     Palmer 3S #2         Vicksburg    Dev      34%   29%   Sidetrack currently
                                                            drilling at 10,700',
                                                            results expected in
                                                            November
     B.K. Dillard #1      Lwr Frio     Exp      75%   56%   Commencing high reserve
                                                            potential Alamo Project
                                                            well in early November
     State Tract 266 #1   Middle Frio  Dev      75%   56%   Expect to commence in
                                                            December, offsetting
                                                            shallow pays in S.T. 254
                                                            #1 & B #13
     Hobart 59-2          Gr. Wash     Dev      99%   80%   Expect to commence in Q4
                                                            of 2005 or early in Q1 of
                                                            2006
     House #1             Springer     Exp      28%   23%   Moderate risk/potential
                                                            well currently commencing

    2005 OPERATIONAL STATISTICS
    Brigham has spud 28 wells thus far in 2005, retaining an average working interest of approximately 56%. Twenty-five of these wells have been or are currently being completed, one has been plugged and two are currently drilling. Including the Mills Ranch #2-98, which began drilling in 2004 and was recently completed, Brigham's gross and net completion rate thus far in 2005 are 96% and 95% respectively.

    About Brigham Exploration
    Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

    Forward Looking Statement Disclosure
    Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

     Contact:  John Turner, Director of Finance & Business Development
               (512) 427-3300

SOURCE  Brigham Exploration Company
    -0-                             11/02/2005
    /CONTACT: John Turner, Director of Finance & Business Development of Brigham Exploration Company, +1-512-427-3300/
    /Web site:  http://www.bexp3d.com /